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The following scripts and slides were used for a conference call on July 17, 2002:

Good morning and welcome everyone...to all here in person and to all those joining us through our webcast.

I’m Hank McKinnell, Pfizer’s Chairman and Chief Executive Officer.

1

I am joined today by Fred Hassan, the Chairman and CEO of Pharmacia.

Also with us today are...

•	David Shedlarz, our Chief Financial Officer...

•	Karen Katen, the President of Pfizer Pharmaceuticals...and

•	Peter Corr, the head of Pfizer Global Research and Development.

Our agenda is on the screen ... and our job this morning is to provide you with an in-depth look at the proposed Pfizer-Pharmacia combination... notably, its financial foundation... its broad, deep product portfolio... and its outstanding product development pipeline.

Fred and I will provide the broad perspectives on the power of this combination...and then David, Karen and Peter will give you the deeper analysis.

We have time set aside for your questions... so let’s get right to the task at hand.

(Pause)

2

The question on the table is “Why this deal, and why now?”

After all, just six months ago, when Pfizer last met with you, we stressed our strength... our size... and our scope.

We continue to stress our strength... our size... and our scope.

And, without question, Pfizer... as a stand-alone company... would be an attractive investment.

3

We told you, just last year, that we would pursue a new mission...to become the world’s most valued company, to all our stakeholders.

4

And we would have been very happy continuing apace with the Pharmacia partnership on Cox-2 inhibitors.

That’s a partnership that has built the first Cox-2 franchise, crafted the industry’s most successful product launch ever, and been a success in every sense of the word.

But, as you know, sometimes opportunity knocks, and sometimes it tries to break down the door.

5

We at Pfizer have long been intrigued by the potential of Pfizer plus Pharmacia.

It is rare to see two companies in our industry that have more complementary strengths and potential for synergy.

Here we have two strong, global companies... both growing quickly... both with similar cultures...and both seeking groundbreaking change in the marketplace.

Pfizer plus Pharmacia creates a compelling investment...and drives us more quickly towards fulfilling our mission of “most valued.”

This combination wins on many levels.

6

It provides a fair premium for Pharmacia investors...along with the opportunity for them to participate in the growth of the world’s largest and most dynamic major pharmaceutical company.

It capitalizes on the strengths of both companies.

Both Pfizer and Pharmacia have proven capabilities in acquisition and integration.

Pharmacia was born through acquisition...and Fred and his management team are experienced in global integrations.

Pfizer executed the Warner-Lambert acquisition... and integration... without missing a beat in our company’s operating performance.

Working together, we can bring these two companies together.

7

We know how to do it...and we will succeed at doing it.

And, in integrating Pfizer with Pharmacia, we will forge a company that can capitalize on the opportunities in every market, no matter what the business climate.

Because that business climate, as you well know, is subject to change without notice.

Remember when pharmaceutical companies were considered... “safe harbors” for investors?

Can you imagine our frustration...at both Pfizer and Pharmacia... both of us growing strongly... both of us setting the pace for the industry...and both of us meeting our commitments to investors.

8

Yet even our share prices have been affected by the general uncertainty about this business.

As we told investors at Pfizer’s annual meeting...we are not happy about our share price.

We believe that our shares are undervalued in this market of “irrational gloom”... and we are backing that belief with the industry’s largest share buyback program.

9

More importantly, we believe in our business model... that ultimately, the excellence in research and development...in sales and marketing...in manufacturing and distribution...will pay off.

10

We know that’s a hard sell in the current political and business climate.

Many payers for health care believe they can find easy savings in undermining our industry.

That’s a short-sighted view that discounts the value of pharmaceuticals in extending productive lives... and in keeping patients away from invasive surgeries... and out of expensive custodial care.

We also see the patent system under attack, ominously, by overseas companies who simply want to steal our technology for their own profitable use.

11

We, as an industry, face protracted discussions with governments over pricing... difficult negotiations over issues like parallel importing... and serious work in convincing people that we are not the problem of rising healthcare cost... but we are key to the solution.

All this—plus a well-documented slowdown in new product approvals, and a rapid rise in research and development costs—demands that we become even leaner, more focused, more flexible, and better able to benefit from scale.

12

This new company fills that bill.

And it emerges at what I believe is a turning point for our industry.

I am convinced better times lie ahead.

This year is an election year... and election years are always difficult for pharmaceutical companies.

But we have made headway in demonstrating to people that we are part of the solution to health and healthcare access... and that research-based companies such as Pfizer must have prominent roles in 21st Century health care systems.

A new social compact is taking shape in America...one that sees Medicare helping seniors pay for pharmaceuticals.

13

We see the industry adapting to a stricter regulatory environment...and beginning to capitalize broadly on technologies to improve R&D productivity.

Even before the deal, Pfizer committed to filing 15 new products by the end of 2005... a filing rate unprecedented in our industry.

As you will hear from Peter Corr... it only gets better with Pharmacia.

With Pharmacia, we will create a company that is unquestionably prepared to deal with good times and bad.

This new company will be efficient, as Pfizer and Pharmacia already are.

14

And it will be able to create value on the twin pillars of risk reduction...and expanded growth opportunities.

Let me speak about these pillars.

I need not talk to you about the wisdom of risk reduction.

You know that spreading risk through diversification is key in successful long-term investing.

15

This deal will change the risk profile of our respective companies.

It will make Pfizer and Pharmacia less dependent on our key products.

It will expand us into new, important therapeutic categories where we need to be... and where we did not have a presence.

For Pfizer, this includes oncology, ophthalmology and endocrinology.

Fred put it best the other day when he said Pharmacia makes Pfizer a better specialist company, and Pfizer makes Pharmacia a better generalist company.

And this combination will further improve our already enviable patent position.

16

But the story here...the real story...is growth opportunity.

•	The opportunity to streamline the COX-2 sales process and focus more intently on expanding that business.

•	The opportunity to place important new compounds...such as Pharmacia’s exciting cardiovascular drug, eplerenone...with the world’s best cardiovascular sales force.

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•	The opportunity to speed up the product launch plan, already the industry’s most ambitious...and to maximize the life cycles of current and proposed products.

•	The opportunity to be number one in every major region where we do business, including the key markets of the United States, Japan, and Europe.

•	And, the opportunity to strengthen an already robust set of development pipelines...to the point where we will need to sort through more than 200 product development or enhancement projects and prioritize them for maximum growth.

18

This combination is both strategic and opportunistic.

It gives us more strength...more scope... more skills...more global reach... more opportunity...and greater flexibility to deal with whatever the future may bring.

Knowing the track records of both Pfizer and Pharmacia in science and marketing...

Knowing how seriously we both take corporate governance and our commitment to integrity...

Knowing our ability to deliver on our commitments...with real products, real innovation, and real growth for investors...the question isn’t whether or not this combination makes sense.

The question is... Shouldn’t you...and the investors you advise...be ready to grow with Pfizer, right now?

Thank you.

I am pleased to introduce the Chairman and CEO of Pharmacia, Fred Hassan.

(FH comes to stage)

19

Henry A. McKinnell, PhD Chairman and Chief Executive Officer

Speakers Henry A. McKinnell, Chairman and CEO Fred Hassan, Chairman and CEO of Pharmacia David L. Shedlarz, Executive VP and CFO Karen L. Katen, Executive VP and President, PPG Peter B. Corr, Senior VP of Science and Technology

Today's Key Question "Why Do This Deal, and Why Do It Now?

Our Mission Become the World's Most Valued Company to Patients, Customers, Colleagues, Investors, Business Partners, and the Communities Where We Work and Live.

"New Standard , for a New Era"

Pfizer and Pharmacia Stock Prices SGP ABT AHP BMY LLY MRK PHA AZN AVE JNJ GSK PFE East 39.9 39.7 39.4 39.7 39.59 40.05 41.01 40.6 40.52 40.41 40.23 40.13 40.1 40.8 41.8 41.5 41.7 41.57 40.98 41.25 41.67 42.15 41.15 41.99 41.29 40.06 40.7 40.91 41.18 41.09 40.8 41.11 40.48 40.95 40.6 41.11 40.82 41.02 41.25 40.96 41.64 41.89 40.6 40.54 39.98 40.01 40.05 39.85 40.05 39.95 41.37 40.66 40.73 40.08 40.15 40.51 40.2 39 ..94 39.92 39.74 40.11 39.91 40 39 38 38.47 38.7 39.34 38.9 39.29 39 39.9 37.85 38.22 37.8 37.11 36.7 36.49 37.57 36.76 36.27 36.35 37.46 37.37 36.75 36.55 35.75 37.17 36.5 36.22 36.97 37.37 36.49 35.82 37.09 36.43 35.9 35.9 36.2 42.05 41.96 41.35 41.38 41.08 40.97 41 41.28 41.1 40.05 39.7 39.92 39.15 40.5 40.9 40.45 39.7 39.85 38.8 39.98 40.5 40.3 39.4 39.13 37.96 37.5 38.41 39.29 39.7 40.04 40.45 40 39.46 40.11 39.9 40.4 39.87 40.12 40.3 41.05 42.12 41.78 41 42.11 41.78 41.56 41.16 42.15 42.6 42.41 45.25 46 45.82 44.51 45.28 45.21 44.62 44.84 45.04 45.08 45.3 44.52 43.74 42.96 42.95 43.2 44.09 45.57 44.95 45.05 45.08 45.68 44.33 45.09 44.04 43.62 43.26 43.3 43.15 42.23 41.15 41.23 41.71 41.5 40.85 40.35 39.27 40.86 40.1 40 40.63 42.03 41.4 41.4 42.23 42.13 42.04 42.69 43.2 Pfizer Pharmacia Jan 1, 2002 June 28, 2002 $40.00 $50.00 $30.00

Our Business Model Research and Development Sales and Marketing Manufacturing and Distribution Excellence In ... Will Pay Off!

Current Environment An Industry Under Pressure

"New Standard , for a New Era"

Value Creation Operational Risk Reduction Top/Bottom Line Growth Opportunities +

Value Creation Less Dependence on Respective Leading Products Diversification Into New Therapeutic Categories Reduction of Patent Loss Exposure Operational Risk Reduction

Value Creation Sole Control of COX-2 Franchise Eplerenone With Pfizer CV Sales Force Accelerated Product Launches vs. Plan Maximize Potential of New Compounds Solidify Regional Presence (e.g., Japan) Strengthen Already Strong Pipeline Top/Bottom Line Growth Opportunities

"New Standard , for a New Era"

Thank you Hank for the kind remarks.

Having been in this industry for more than 25 years, I have had the opportunity to be involved with 6 successful merger and integration actions, I have seen partnerships that were successful and others that were not.

In business school, I learned that successful mergers have 4 key characteristics, and from my vantage point over the years, I have seen that these characteristics are a must for long-term successful partnerships.

First is a good strategic fit: The planned acquisition of Pharmacia by Pfizer is a good strategic fit. With this action, Pfizer will create the largest and strongest pharmaceutical company in all major markets of the world – US, Europe, Japan, Canada, and Latin America. The combined company will be better able to grow and thrive in a very competitive environment.

Secondly, there is a good financial fit. We are bringing together two of the most financially strong and fastest growing companies in the industry. I’m sure that David Shedlarz will give you the details of the strong financial fit for these two companies.

On the Pharmacia side, the premium that the Pharmacia shareholders receive reflects the strong financials and future for the our products and Pharmacia’s shareholders will also be able to participate in the impressive future earnings growth of the combined company.

Thirdly, successful partnerships have a good operational fit. These two companies have young, strong, complementary products and pipelines.

Among other things, Pfizer is known for its leadership in primary care markets. On the other hand, Pharmacia has a growing presence in primary care, but has been traditionally strong in specialty markets, like oncology and ophthalmology. This partnership brings both of these strengths together creating a company which excels in both primary care and specialty markets. The pipelines of Pfizer and Pharmacia are also complementary as you will hear later from Peter Corr.

Finally, companies that conduct successful mergers & acquisitions must have a good cultural fit. It is often this soft people-oriented area that gets overlooked in the merger integration process. Pfizer and Pharmacia have been partners for the last 3 and a half years on Celebrex. We know each other well. There is a strong desire to compete and be number one at both companies. At Pharmacia we lead in the therapeutic areas where we compete, whether that is in glaucoma, overactive bladder, cancer or arthritis. Combined with Pfizer’s unique profile of leading billion dollar blockbusters, this transaction brings together two very competitive cultures — cultures which strive to bring out the best in the people that work for us.

So, let me recap the four key reasons why this planned acquisition makes sense.

•	Good strategic fit

•	Good financial fit

•	Good operational fit, and

•	Good cultural fit

I am looking forward to working with Hank to bring these two companies together to create the most successful pharmaceutical company ever.

Fred Hassan Chairman and CEO Pharmacia Corporation

Four Characteristics of Successful Mergers Good Strategic Fit

Four Characteristics of Successful Mergers Good Strategic Fit Good Financial Fit

Good Strategic Fit Good Financial Fit Four Characteristics of Successful Mergers Good Operational Fit

Good Operational Fit

CELEBREX

BEXTRA valdecoxib

Primary Care

Lipitor
Norvasc
Viagra
Zoloft
Zithromax

Specialty

Xalatan
Camptosar
Genotropin
Detrol
Mirapex

PHARMACIA

Four Characteristics of Successful Mergers Good Strategic Fit Good Financial Fit Good Operational Fit Good Cultural Fit

Why is 1 + 1 > 2 for Pharmacia? R&D: Library/Clinical Scale Product: Eplerenone Geography: Japan In-Market: COX-2 Portfolio Customer Channels: Detrol/Viagra

[INTRODUCTION BY DR. McKINNELL]

Thank you, Hank, and good morning, everyone. I would like to take a few minutes to review with you our financial results for the first half of 2002 and then highlight the financial aspects of our announced acquisition of Pharmacia.

1

The solid P&L performance that has characterized Pfizer continued in the first half of 2002. Excluding the impact of foreign exchange and a 2001 accounting harmonization for Medicaid and contract rebates, total company revenue for the first half grew 11%. Human pharmaceutical revenue, on this same basis, was up 12%.

Adjusted income and diluted earnings per share from continuing operations (excluding the cumulative effect of a change in accounting principle, certain significant items and merger-related costs) grew 12% and 14%, respectively.

2

First-half revenue growth was solid across all of Pfizer’s core businesses. Human pharmaceuticals, animal health, and consumer healthcare all achieved double-digit operational revenue growth.

3

Human pharmaceutical revenue growth was driven by ten products, representing 78% of our total human pharmaceutical revenues, that grew a combined 17%.

4

Pfizer’s operational performance was characterized by both cost management and strong, targeted investment.

Ongoing productivity initiatives and merger-related cost savings from the Warner-Lambert merger continued to drive profit margin improvement. We now expect cost savings from the Warner-Lambert merger to be $1.8 billion by year-end 2002, exceeding our original estimate by $200 million. As just one example, integration synergies and improvements in manufacturing efficiency contributed to continued improvement in Pfizer’s gross margin—with cost of sales increasing only 1%.

At the same time, in the first half Pfizer fully supported its portfolio of products and its research pipeline. SI&A and R&D expenses increased 10% and 15%, respectively. Our R&D investment for the first half totaled nearly $2.5 billion, which we expect to lead the industry. We now expect to spend $5.2 billion in R&D for the full year.

Product mix and tax-planning strategies resulted in a further reduction in the Company’s 2002 effective tax rate, which is now forecast at 23.5% for the full year.

5

Operating expense seasonalization continues to be a factor in the Company’s quarterly earnings estimates. This slide shows the unusual pattern of operating expenses (SI&A and R&D) in the four quarters of last year. You’ll note that actual spending was relatively low in the first three quarters of the year and much higher in the fourth quarter. This pattern was driven primarily by activities attendant to the ongoing integration of our Warner-Lambert acquisition last year.

6

In 2002, we are experiencing and expect a more normal pattern of quarterly expenses.

7

As a result, growth in operating expenses this year is unusually high for the first three quarters and actually shows a decline in the fourth quarter.

8

This unusual pattern of operating expenses last year versus this year is the principal driver of the rate of quarterly earnings growth and in particular is the major factor driving the approximately 40 percent growth in EPS projected for the fourth quarter of this year.

In addition, the impact of foreign exchange is expected to be favorable to revenues and income in the second half of the year after being unfavorable in the first half.

It is important to note that the expense and foreign exchange seasonality has no implications for the expected full-year results. In fact, we project adjusted diluted earnings per share of $1.58 for 2002, representing 21 percent growth and within the range of earlier guidance.

9

With this result as a starting point, we expect Pfizer on a stand-alone basis to achieve compound annual revenue growth of 11% and adjusted diluted EPS growth of 16% for the 2002-2004 period, again consistent with earlier guidance. In sum, as a stand-alone entity, Pfizer’s financial prospects were, and are, very bright.

10

Now – turning to the announced transaction ...

As outlined in our press release of Monday morning, the key terms of our agreement with Pharmacia are as follows –

After the spinoff of Monsanto by Pharmacia, Pfizer will exchange 1.4 shares of Pfizer common stock for each outstanding share of Pharmacia stock. This will be a tax-free transaction, valued at $45.08 per Pharmacia share or $60 billion, based upon Pfizer’s July 12th closing price of $32.20. This represents a 44% premium, based on the average closing prices of the two stocks over the last 30-day period preceding July 12, adjusted for the Monsanto spin-off.

Upon completion, Pfizer’s shareholders will own approximately 77% of the combined company and Pharmacia’s shareholders will own approximately 23%.

11

The transaction is conditioned on approval by shareholders of both companies, the customary governmental and regulatory approvals, and usual and customary closing conditions... it is expected to close in late 2002.

The transaction will be accounted for using purchase accounting.

12

It may be useful for me to provide a quick overview of some of the key aspects of purchase accounting that all of us will need to become familiar with, going forward ....

Purchase accounting, under accounting principles generally accepted in the United States, requires the recognition of a number of one-time and ongoing non-cash charges. These relate to the writeoff of in-process R&D upon closing of the transaction, a writeup of inventory to reflect fair market value, the depreciation of fixed assets at their higher fair market values, and the amortization of certain acquired intangibles related primarily to patented products. These purchase accounting charges are not reflective of the economics of our ongoing operations. Additionally, the company expects to incur expenses over the next few years associated with integrating Pharmacia and Pfizer and the realization of the substantial synergies associated with this transaction. Only these expenses generally require cash outlays. To make this point visually, we have highlighted in green this one item as the only one that requires a cash outlay.

13

As a result of these purchase accounting charges, we will modify our earnings construct and, going forward, will refer to ongoing income from operations as “Adjusted Earnings.” Adjusted Earnings is defined as net income in accordance with accounting principles generally accepted in the U.S., excluding the write-off of in-process R&D, amortization of identifiable intangibles, effect of the write-up of assets to fair value, the cumulative effect of a change in accounting principles, certain significant items, and merger-related costs.

14

Excluding the effects of purchase accounting and merger-related expenses, the transaction is expected to be non-dilutive to Pfizer’s 2003 diluted earnings per share and accretive in 2004 and thereafter on this basis.

The transaction will significantly enhance Pfizer’s scale and financial flexibility, as well.

Indicative of the exceptional financial strength of the company, we have expanded our previously announced stock buyback program from $10 billion to $16 billion. This larger program is expected to be completed in 2003.

And, as you may know, reflective of the powerful operational and financial profile of the combined company, Standard & Poor’s and Moody’s have confirmed our Triple A long term debt ratings and A-1+/P-1 short-term debt ratings. We remain one of only eight triple-A-rated industrial concerns in the world.

15

The combined entity is impressive in size and potential.

On an estimated 2002 pro forma basis, inclusive of Pharmacia Corp, the combined entity would have combined annual revenues of approximately $48 billion, including $39 billion in human pharmaceutical sales.

The companies’ combined R&D budget for 2002 exceeds $7 billion, making it by far the largest privately funded biomedical research organization in the world.

16

We expect to achieve substantial synergies in this combination, arising from increased purchasing power of the combined entity, the reduction of operating expenses, and rationalization of duplicative functions and operations.

We are targeting $1.4 billion in synergies in 2003, increasing to $2.2 billion in 2004, and $2.5 billion in 2005.

Our experience during the Warner-Lambert integration, which resulted in the realization of synergies more quickly and of a greater magnitude than originally foreseen, gives us strong confidence in our ability to meet these merger-related cost savings.

17

Looking forward – the combined entity shows solid growth potential for both total revenues and adjusted earnings.

Revenues are expected to grow on a compound annual basis by 10% to nearly $58 billion in 2004. Adjusted earnings, on a pro-forma basis in 2002, will be $11.9 billion, growing on a compound annual basis by 19% to nearly $17 billion in 2004.

Adjusted diluted earnings per share are estimated at $1.84 for 2003 and $2.18 for 2004. This is accretive by 6 cents in 2004 versus Pfizer as a stand-alone company.

18

In conclusion, the rationale for Pfizer’s acquisition of Pharmacia is compelling.

The transaction produces a powerful combination of two fast-growing companies.

It is a strategic acquisition that enhances the operating flexibility and financial strength of the two companies.

The transaction is non-dilutive to adjusted diluted EPS in 2003 and accretive in 2004 and beyond.

And it allows us to redeploy our assets into our core pharmaceutical operations.

And, now I’d like to introduce Karen Katen -—President of Pfizer’s global pharmaceuticals business....

19

David L. Shedlarz Executive VP and Chief Financial Officer

Good Diluted EPS 0.39 Net income 4519 Income Before Taxes 5910 Revenues 16452 Net Income Operational Revenue Growth** of 11% Human Pharmaceutical Growth of 12% Diluted EPS of $0.72, Growth of 14% Diluted EPS Income Before Taxes Revenues $0.72 $5,910 $16,452 $4,519 9% 9% 12% ($ Millions) * Excluding Cumulative Effect of Change in Accounting Principle, Certain Significant Items, and Merger-Related Costs ** Excluding Foreign Exchange First Half 2002 % Change 14% Financial Results*

Good Diluted EPS 0.39 Net income 1316 Income Before Taxes 1284 Revenues 513 13340 16452 Animal Health Human Pharmaceuticals: Solid Growth From Broad Product Portfolio Animal Health: Broad-Based Growth Consumer Healthcare: Strong Performances by Listerine Mouthwash and PocketPaks Other Consumer Products Human Pharmaceuticals $1,316 $13,339 $513 9% 11% ($ Millions) * Excluding Prior-Year Accounting Harmonization Adjustment First Half 2002 Revenues* % Change (1%) Revenues $16,452 9% Consumer Healthcare $1,284 10% 11% 15% 2% 11% 11% Reported Operational (Excl. Exch.)

Good Glucotrol 80 Accupril 176 Accupril 271 Zyrtec 522 Diflucan 0 Alliance 824 Viagra 807 Neurontin 1025 Zoloft 1314 Norvasc 1817 Lipitor 3636 Neurontin Norvasc Lipitor $3,636 $1,025 4% 25% ($ Millions) 26% Zoloft $1,314 17% Viagra $315 11% Celebrex/Bextra/Aricept $807 17% 10% Accupril/Accuretic Zyrtec 17% $522 First Half 2002 Key Pharmaceutical Revenues % Change* Ten Product Lines, Representing 78% of Human Pharmaceutical Revenues, Grew an Aggregate 17% $1,817 $824 Good Pharmaceutical 22 Top Products 78 animal 4 other 4 22% 78% Pharmaceutical Revenues Top Products * Excluding Prior-Year Accounting Harmonization Adjustment

($ Millions) First Half 2002 Financial Results* Good Diluted EPS 0.39 Net income 4519 Income Before Taxes 5910 Revenues 2458 5812 2403 Productivity Initiatives/ Merger- Related Cost Savings Continued Investment in Product Support and R&D Revenues $16,452 9% % Change R&D $2,458 15% SI&A $5,812 10% Cost of Sales $2,403 1% Income Before Taxes $5,910 9% * Excluding Cumulative Effect of Change in Accounting Principle, Certain Significant Items, and Merger-Related Costs

2002 2001 1Q 4 3.5 2Q 4.2 3.9 3Q 4.4 3.8 4Q 4.6 4.7 Q1 ($ Billions) Quarterly Operating Expenses 2001 Q2 Q3 Q4 $4.7 $3.8 $3.9 $3.5 2001 SI&A and R&D Expenses

2002 2001 2002 1Q 4 3.5 4 2Q 4.2 3.9 4.2 3Q 4.4 3.8 4.4 4Q 4.6 4.7 4.6 Q1 ($ Billions) Quarterly Operating Expenses Q2 Q3 Q4 2001 $4.7 $3.8 $3.9 $3.5 2002 vs. 2001 4.6 (Est.) 4.4 (Est.) 4.2 4.0 2002 SI&A and R&D Expenses

2002 2001 2002 1Q 4 3.5 4 2Q 4.2 3.9 4.2 3Q 4.4 3.8 4.4 4Q 4.6 4.7 4.6 Q1 ($ Billions) Quarterly Operating Expenses Q2 Q3 Q4 2001 $4.7 $3.8 $3.9 $3.5 2002 vs. 2001 4.6 (Est.) 4.4 (Est.) 4.2 4.0 2002 Expense Growth 14% 10% 15% (est.) -2% (est.) SI&A and R&D Expenses

2002 2001 2002 1Q 4 3.5 4 2Q 4.2 3.9 4.2 3Q 4.4 3.8 4.4 4Q 4.6 4.7 4.6 Q1 ($ Billions) Quarterly Operating Expenses/EPS Q2 Q3 Q4 2001 $4.7 $3.8 $3.9 $3.5 2002 vs. 2001 4.6 (Est.) 4.4 (Est.) 4.2 4.0 2002 Expense Growth 14% 10% 15% (est.) -2% (est.) Diluted EPS* Growth 18% 10% "About 40%" (est.) "Low Double Digits" (est.) * From Continuing Operations Excluding Cumulative Effect of Change in Accounting Principle, Certain Significant Items, and Merger-Related Costs SI&A and R&D Expenses

SGP ABT AHP EPS 1.58 1.84 2.12 NI 9.8 11.3 12.7 REV 25.3 27.8 30.2 35.1 39.1 42.9 2004 ($ Billions) 2003 $35.1 $39.0 $42.9 Estimated Financial Results 2002 CAGR Total Revenues Net Income* Diluted EPS* 1.58 1.84 2.12 $9.8 $11.3 $12.7 11% 14% 16% Pfizer Stand-Alone * From Continuing Operations Excluding Cumulative Effect of Change in Accounting Principle, Certain Significant Items, and Merger-Related Costs

Monsanto Spin-Off Prior to Acquisition Tax-Free Stock-for-Stock Exchange (Valued at $60 Billion) 1.4 Pfizer Shares for Each Pharmacia Share Shareholder Ownership: PFE, 77%; PHA, 23% Transaction Summary

Conditioned on Shareholder Approvals, Customary Governmental/Regulatory Approvals, and Usual and Customary Closing Conditions Expected Closing: Late 2002 Purchase Accounting Transaction Summary (cont'd)

Overview of Purchase Accounting One Time Short-Term Long-Term Permanent Income Statement Effects Charge for In-Process R&D Work-Down of Inventory Write-Up (~1 Year) Non-Recurring Cash Charges Related to Synergy Realization (~3 Years) Intangibles Amortization Incremental Depreciation of Fixed Assets Goodwill (No Charge Unless Impaired)

Overview of Purchase Accounting Net Income + Cumulative Effect of Change in Accounting Principle + Certain Significant Items + Effect of Purchase Price Allocations on Assets Write-off of In-Process R&D Amortization of Identifiable Intangibles Effect of Write-Up of Assets to Fair Market Value + Merger-Related Costs = Adjusted Earnings Adjusted Diluted EPS = Adjusted Earnings Wgtd. Avg. Diluted Common Shares Outstanding

Non-Dilutive to 2003 Adjusted Earnings per Share and $0.06 Accretive in 2004 (Excluding Effects of Purchase Accounting and Merger-Related Expenses) Pfizer to Expand Current Share Repurchase Program From $10 Billion to $16 Billion, and Accelerate Implementation (Completion in 2003) "Triple A" Debt Ratings Maintained Transaction Summary (cont'd)

($ Billions) Total Revenues $35.1 $47.9 * Pharmaceutical Revenues $28.3 $39.2 * R&D Spending $5.2 $7.5 Operating Margin 36.0% 31.7% Combined Entity 2002 Estimate Pfizer Pro Forma Combined * Adjusted to Reflect Elimination of COX-2 Co-Promotion Agreement

2003 2004 2005 1.4 2.2 2.5 0.625 0.625 1 ($ Billions) Anticipated Synergies $2.5 $2.2 $1.4 2005 2004 2003 Cumulative Annual Synergies Increased Purchasing Power of Combined Entity Reduction of Operating Expenses Closure of Redundant Facilities

2 3 4 EPS 1.58 1.84 2.12 NI 11.9 14.4 16.7 REV 36 38.4 41.1 2004 ($ Billions) 2003 $47.9 $52.8 $57.8 Combined Entity 2002 CAGR Total Revenues* Adjusted Net Income Adjusted Diluted EPS - $1.84 $2.18 $11.9* $14.4 $16.7 10% 19% Note: 2002 Pro Forma Shown for Comparison Purposes Only; Closing Anticipated by Year-End 2002 *Adjusted to Reflect the Elimination of COX-2 Co-Promotion Agreement

Powerful Combination of Two Fast-Growing Companies Strategic Acquisition Operating Flexibility Financial Strength Accretive to Adjusted Diluted EPS in 2004+ Redeployment of Assets into Core Pharmaceutical Operations Conclusion

•	Thank you, David.

•	It’s great to be here with you this morning to talk about our pharmaceutical business and the great growth opportunity we have with the acquisition of Pharmacia.

•	This morning, I’ll review the performance of our pharmaceutical business, including our first-half results. Then I’ll discuss the acquisition of Pharmacia, which we believe provides a tremendous platform for sustained growth and for extending our leadership of the pharmaceutical industry well into the future.

•	Our pharmaceuticals business enters this transaction from a position of strength, built on solid performance delivered for the past decade. From 1990 to 2001, pharmaceutical revenues have increased 7-fold with 21% compound annual growth — a rate unmatched within our peer group, and achieved by few outside the industry.

•	Through the first half of this year, revenues grew 12% operationally, and 11% on a reported basis, to $13 billion dollars.

•	This performance was based on solid growth of key in-line products and the launch of new medicines in the U.S. and throughout Europe.

•	Here you can see that for the first half, four of our key products achieved sales in excess of $500 million dollars, and five generated revenue exceeding $1 billion dollars each.

•	And our portfolio has eight products that have achieved and sustained the #1 status in their respective therapeutic class.

•	Our leading medical marketing and field sales organizations afford us a level of customer focus which enables us to consistently outperform competitors and outperform the market.

•	Norvasc, Zyrtec, and Zithromax worldwide sales are all growing at more than twice the rate of their respective categories.

•	And while total statin market sales have increased 18% for the year to date — Lipitor grew overall at 28%.

•	This focus on performance has made Pfizer the worldwide sales leader.

•	Currently, our revenue lead over number two GlaxoSmithKline is $2.8 billion dollars, based on IMS audited sales — from the first quarter of 2001 to the first quarter of ’02.

•	We’ve come a long way in our rise to the top both on a global basis and in markets around the world. Globally, we’ve moved from below the top ten in 1990 to number 1 in 2000, and we continue to maintain our lead in 2002.

•	Even more impressive is the progress made in the Europe/Canada region, where we are currently number 4 — up from 23 in 1990.

•	And in markets such as Japan, we’ve moved from number 19 to number 3; and in Latin America from number 16 to number 5.

•	Being number one goes well beyond our sales ranking — it is a goal for all that we do in our unwavering efforts to meet customer needs.

•	Around the world, our organizations are recognized for their commitment to quality programs, customer focus, and the highest ethical standards.

•	These accolades and awards are especially powerful in that most of them are based on the perspective of our customers and peers.

•	As we move into the second half of 2002, we have a number of important opportunities that will continue to drive portfolio growth:

•	We announced an agreement between Pfizer and Serono to co-promote Serono’s multiple sclerosis treatment Rebif (interferon beta 1-a) in the U.S. We’re quite excited about this co-promotion because we believe it is all about meeting unmet medical needs.

•	It also demonstrates that Pfizer doesn’t simply seek co-promotion partners that bring blockbusters — we seek to promote the best medicines. Rebif is the best therapy in multiple sclerosis, and it nicely complements Pfizer’s broad portfolio of products that treat neurological disorders. We will start detailing this product in October.

•	In June, the FDA approved the injectable form of Geodon, making it the first atypical antipsychotic medicine approved in the United States for intramuscular (IM) use. Geodon IM begins shipping in September.

•	Vfend completed the European Mutual Recognition Procedure in March and received FDA approval in May. Vfend is an important new life-saving treatment for acute invasive aspergillosis and for other rare but serious fungal infections. Vfend is scheduled for launch in the U.S. next month and in many European countries beginning in September.

•	Zoloft was approved by the FDA for the treatment of premenstrual dysphoric disorder, which affects approximately 5 percent of women in the U.S.

•	Spiriva, which we co-promote with Boehringer Ingelheim, is the first once-a-day inhaled bronchodilator treatment for chronic obstructive pulmonary disease. It was launched in six European markets, including Germany, in June and also received national approval for marketing in the U.K. and Spain.

•	These developments will bring important growth opportunities to our in-line portfolio.

•	Now I’d like to discuss the exciting new platform for growth that the acquisition of Pharmacia brings to us. From this platform, we expect to further extend our leadership of the industry.

•	Why this strategy, and why now? Now, because it is clear that an already dynamic and difficult operating environment is becoming more so.

•	In fact, the environment within which we seek to add and prove value has become geometrically more challenging and more negative than ever. Thus the stakes and the requirements for bold and innovative growth strategies are even higher.

•	There are strong positive drivers that should increase the appropriate and effective utilization of pharmaceuticals.

•	Unfortunately, the current reality is that doing business in the pharmaceuticals marketplace is riskier than ever. These risks range from the more difficult and challenging task of finding new products — and the dramatically increasing cost of bringing them to, and differentiating them in the market — to sustaining their growth in an increasingly hostile political and competitive environment.

•	To be successful in this environment demands the ability to drive revenue growth, the agility to cost-effectively apply investment to the opportunities for greatest growth, and the productivity to deliver earnings expectations.

•	Why this platform?

•	The acquisition has two major strategic components:

•	First, the integration of the existing Pharmacia product lines into the core Pfizer portfolio, and the addition of important new therapeutic categories provides high-octane fuel for sustained revenue growth.

•	Secondly, it gives us the unprecedented scale, and financial strength necessary to exploit the growth opportunities and manage the downside risks posed by today’s dynamic and increasingly challenging operating environment.

•	I’ll address each of these issues, starting with the therapeutic fit.

•	In terms of revenue growth, the existing Pharmacia pharmaceutical product line is one of the fastest growing in the industry, achieving revenues of $11 billion dollars in 2001 and an 18% compound annual growth rate from 1998 through 2001.

•	During this time, Pharmacia has launched a number of innovative therapies that have become leaders in their therapeutic categories.

•	Their leading products include Xalatan, Camptosar, Detrol and, of course, Celebrex and Bextra.

•	Our combined product portfolio will be unparalleled in the history of our industry — one that includes 14 number-one products across the world’s major disease areas.

•	However, as I mentioned earlier, this acquisition is not just about adding products, it’s also about the complementary and incremental nature of our respective portfolios.

•	On the left side of this slide, you see depicted Pfizer’s core product portfolio, including a number of market-leading products that span many important therapeutic areas.

•	Down at the bottom of the slide, you see one of the most obvious and immediate benefits of this acquisition — the complete integration of the COX-2 products, Celebrex and Bextra, into the Pfizer portfolio.

•	Just above, you’ll note two equally exciting, albeit not as obvious benefits of the transaction. Detrol, the world’s leading — and fastest growing treatment — for overactive bladder, and Zyvox, a product with outstanding potential as the first of an exciting new class of antibiotics for resistant gram positive infections, such as MRSA.

•	Detrol fits nicely into our world-class genitourinary portfolio, and in tandem with Viagra should see sustained growth in the urology and primary care markets.

•	Pfizer’s long history of success and service in the anti-infective market should provide a substantial boost to the prospects for Zyvox.

•	In the three new therapeutic areas that the Pharmacia transaction brings — where we do not yet have a presence — these products will immediately provide a platform for incremental growth, as well as a base from which to enhance the launch success of our near and longer-term pipeline products.

•	These include products in cancer care, eye care, and endocrine disorders.

•	Of note, are Camptosar, Xalatan, Genotropin – each a world leader in their respective categories.

•	Camptosar is the first-line therapy for colorectal cancer in 50% of treatments.

•	Xalatan is the number one medicine for glaucoma world wide with 34% of global sales and 45% of new prescriptions year-to-date.

•	Genotropin, the leading growth-hormone therapy, has over 30% of the worldwide sales and 10% of total prescriptions for the year-to-date.

•	The acquisition also gives us access to a late-stage pipeline that strengthens our presence across many key categories.

•	Peter Corr will fill you in on why we’re excited about these potential new products from Pharmacia.

•	As I’ve already stated, one of the most important component of the acquisition is the COX-2 franchise.

•	Together, Pfizer and Pharmacia have built an impressive track record in the COX-2 area — first with the launch of Celebrex, the most successful launch in the pharmaceutical industry, and followed by the recent strong introduction of Bextra.

•	This has been a powerful partnership of products, medical marketing strength, and field selling.

•	With the launch of Bextra, market share for the COX-2 portfolio has reached record levels with a combined 23.6% share of new prescriptions in May, growing 26% since January.

•	This growth is coming both from market expansion, as well as from Vioxx. During the same January to May period, Vioxx share of new prescriptions declined 14%.

•	We believe that the acquisition, and the full integration of the COX-2 products into the Pfizer portfolio, will generate significant momentum for differentiation from obsolescent NSAIDs and increased growth through:

•	Complete alignment on and full execution of high performance strategies;

•	Increased speed and sharpened focus of a single management team;

•	Effective investment in clinical development projects, including re-running a better designed GI outcomes study; and

•	Eliminating overlap and redundancies in field and marketing efforts.

•	In the cardiovascular category, the addition of eplerenone will enhance our presence in the world’s largest therapeutic market; we lead this category with Norvasc, the number one cardiovascular agent in the world.

•	Eplerenone is a novel agent for hypertension and hopefully heart failure, which will benefit from our current expertise and relationships in the CV category.

•	Maintaining this presence is of critical importance, particularly in Europe, where Norvasc will soon begin to lose exclusivity just as eplerenone launches.

•	We will actively pursue the important possibility of combination products — which Pharmacia is already studying with Norvasc, ACEs, and ARBs.

•	Another strategic portfolio advantage — and thus revenue growth stimulant —is in oncology.

•	Success in this fragmented market is difficult to achieve one product at a time. It requires highly focused promotional effort and deep relationships with the oncology community — all of which comes only from having the critical mass of a broad base of products and a first-line chemotherapuetic agent.

•	Pharmacia products have achieved leadership and respect in this category with Camptosar, Ellence, and Aromasin. This provides Pfizer an immediate strong presence in this key market and a launch pad for Pfizer’s own emerging oncology pipeline.

•	The combined company will have the scale and the financial strength to take advantage of at least a dozen near-term opportunities in our combined pipeline.

•	From Pfizer, these include recently launched products that are off to a great start like Bextra and Spiriva, as well as products with imminent launches, such as Vfend.

•	Each of these new products is entering large and growing categories with great unmet medical need.

•	From Pharmacia, upcoming products include those I’ve already mentioned, such as eplerenone — as well as innovative new products for glaucoma, asthma and COPD, and rheumatoid arthritis.

•	These products also enter growing categories and build on the therapeutic strengths of our portfolio.

•	Given the exacerbation of operating environment dynamics, it is clear that we need to move now to forge the strategies for sustained growth and set new standards of industry leadership.

•	These standards include:

•	Significant scale and the ability to leverage a broad and deep portfolio across global markets;

•	Financial strength that is consistent and beyond reproach;

•	The ability to react rapidly to changing business conditions;

•	And the experience and talent to lead the market — not be led by it.

•	We believe the scale, leadership, and expertise of the combined company will enhance Pfizer’s ability to achieve these new standards of success.

•	Increased scale will provide broader global and regional market presence. In fact, as a result of this acquisition, Pfizer’s sales rankings will move from:

•	Fourth in Europe to first;

•	Third in Japan to first; and

•	Fifth in Latin America to first.

•	This gives us unprecedented global market strength.

•	Leveraging resources is a critical strategic driver of the acquisition. There is opportunity to significantly reinvest less productive resources into both Pharmacia and Pfizer products that have growth opportunities.

•	Based on our discussions with Pharmacia, it appears that some products and markets are under-resourced or resourced differently than Pfizer would approach them.

•	We believe there are enough resources to provide funding for reinvestment as well as substantial synergies.

•	We’ve achieved a leadership position in the industry with a sizable gap of almost $3 billion dollars over our closest competitors.

•	This acquisition will immediately more than quadruple this lead – setting a new bar for the competition.

•	The new Pfizer is well positioned to respond to the challenges that lie ahead, and set a new standard for leadership and performance — not only in our industry, but also across any industry.

•	All in all, this is a unique opportunity to build our business and reinforce our commitment to serving patients worldwide.

Karen Katen Executive Vice President, Pfizer Inc President, Pfizer Global Pharmaceuticals

Agenda Pfizer Global Pharmaceutical Performance Platform for Growth and Extended Leadership

$3 1990 Revenue 2001 Revenue $26 7+ Fold Increase $22 Billion Growth 21% CAGR Revenue Global Pharmaceuticals: Legacy of Unprecedented Growth (Revenues, $ Billions)

12% Operational Growth Double-Digit Operational Growth of Lipitor, Zoloft, Neurontin, and Viagra Bextra Launched in US Spiriva Launched in 6 European Countries Geodon Launched in 9 European Countries Relpax Launched in most European Countries, South Africa, and Japan Global Pharmaceuticals: First Half 2002 Performance 2001 Sept 23 2002 Act 12.1 2002 forecast 13.4 1H 2001 1H 2002 $12 $13 1st Half 2002 Performance (Revenues, $ Billions) June 2002 Forecast

8 #1 Products ED 3.6 Cholesterol 1.8 HIV 1.4 Anxiety 1.3 Astra-Zeneca 1 $3.6 Industry-Leading Portfolio of Products ($ Billions) $0.5 $0.7 $0.8 $1.0 $1.3 $1.8 $1.4 1H 2002 Product Performance $0.5 * * Total Product Sales

2001 Sept 4 2002 Bud 9 CCB/CV/Norvasc +4% CCB +9% +10% CV Norvasc Statin Lipitor +28% 2001 Sept 18 2002 Bud 28 +18% Statin/Lipitor 2001 Sept 7 2002 Bud 32 2001 Sept 2 2002 Bud 8 +2% Antibiotic +8% Zithromax Antihistamine Zyrtec +7% +32% Antibiotic/Zithromax Antihistamine/Zyrtec (US NRx Growth) Leading Products Outperforming the Market Worldwide Product Growth vs. Market Growth April 2002 YTD Source: IMS International

1995 121 -6.7 1996 117 -6.4 1997 106 -4.8 1998 106 -1 1999 106 1.3 1H2000 2.1 ($6.7) 1995 1996 1997 1998 ($6.4) ($4.8) ($1.0) $1.3 Incremental Sales Gap, $ Billions #1 vs. Pfizer Pfizer vs. #2 1999 2001 $2.1 1. Pfizer 2. GlaxoSmithKline 3. Merck 4. AstraZeneca 5. J&J 6. BMS 7. Novartis 8. Aventis 9. Lilly 10. Abbott $2.9 2000 MAT 1Q 2002 $2.8 MAT 1Q 2002 Source: IMS International, Pro Forma Includes Alliance Sales Proportionate to Promotional Effort Excludes OTCs (When Possible) and Nutritionals Rx-Only Sales Plus Co-Promote Share Worldwide Sales Lead

MAT 1Q 2002 1990 Pfizer Global 14 1 US 11 1 Europe/Canada 23 4 Japan 19 3 Latin America 16 5 Asia/Africa/Middle East 7 6 Top Sales Rankings Worldwide Source: IMS International, 1990 Not Adjusted to Include Warner-Lambert Merger Includes Alliance Sales Proportional to Promotional Effort Excludes OTCs (When Possible) and Nutritionals

Most Admired Pharmaceutical Company Fastest Growing Major Pharmaceutical Company Over Past Decade Best Corporate Image Among Physicians #1 Pharmaceutical Company in Worldwide Sales Most Admired Field Force Among Physicians Marketer of the Year Most Effective Field Force According to Peers Best Wealth Creator Most Generous Company Most Esteemed Company Among Nurse Practitioners and Physician Assistants Strongest Commitment to R&D and Best Educational Materials According to Physicians Industry Leadership on Many Fronts

PPG 2nd Half 2002 Opportunities Rebif Co-Promotion Agreement Geodon IM Vfend Launch Zoloft PMDD Neurontin Post-Herpetic Neuralgia Launch delays for Crestor, Cialis, and Arcoxia

Agenda Pfizer Global Pharmaceutical Performance Platform for Growth and Extended Leadership

Aging Population Increasing Demand Expanding Treatment Guidelines Proven Therapeutic Benefit and Cost Effectiveness of Drugs Breakthroughs in Science Dynamic Operating Environment Increased Cost, Risk, and Difficulty of Developing Medicines Increasing Pressure on Cost and Reimbursement More Constrained and Expensive Distribution of Medicines, Information, and Education

Therapeutic Fit & Breadth Pharmacia Acquisition: Strategic Rationale in Pharmaceuticals Marketplace Positioning

2002 Act 6.8 2002 forecast 8.7 $7 $9 $10 $11 1998 1999 2000 2001 1998-2001 CAGR: 18% Pharmacia Prescription Pharmaceutical Sales (Excluding Ambien, $ Billions)

New Pfizer: Leading Portfolio

#1 Pfizer Products

- Lipitor
- Norvasc
- Zoloft
- Neurontin
- Diflucan
- Zithromax
- Viagra
- Celebrex

14 #1 Products

#1 Pharmacia Products

- Xalatan
- Camptosar
- Genotropin
- Detrol
- Medrol
- Mirapex
- Celebrex

15

Lipitor Norvasc Glucotrol XL Accupril Tikosyn Zoloft Neurontin Aricept Geodon Relpax Rebif Zithromax Zyrtec Spiriva Diflucan/Vfend Viracept Viagra Cardura BPH Mirapex (Parkinson's) Detrol/LA (Overactive Bladder) Zyvox (Gram + Infections) Covera HS (Hypertension) Arthritis/ Pain CV/Metabolic Mental Health/ Neurology Respiratory/ Allergy/ Infect Disease Genitourinary Celebrex Bextra Pfizer Portfolio Enhancement Pharmacia Products Therapeutic Categories Pfizer Products

Pfizer Portfolio Enhancement

Therapeutic Categories	Pfizer Products	Pharmacia Products
CV/Metabolic	Lipitor Norvasc Glucotrol XL Accupril Tikosyn	Covera HS (Hypertension)
Mental Health/ Neurology	Zoloft Neurontin Aricept Geodon Relpax Rebif	Mirapex (Parkinson's)
Respiratory/ Allergy/ Infect Disease	Zithromax Zyrtec Spiriva Diflucan/Vfend Viracept	Zyvox (Gram + Infections)
Genitourinary	Viagra Cardura BPH	Detrol/LA (Overactive Bladder)
Arthritis/ Pain		Celebrex Bextra

PLUS

- Oncology: Camptosar, Ellence, Aromasin
- Ophthalmology: Xalatan, HealOn, CeeOn
- Endocrine Disorders: Genotropin, Dostinex

17

Pfizer Portfolio Enhancement

Therapeutic Categories	Pfizer Products	Pharmacia Products	Pharmacia New Products
CV/Metabolic	Lipitor Norvasc Glucotrol XL Accupril Tikosyn	Covera HS (Hypertension)	eplerenone (Hypertension, Heart Failure)
Mental Health/ Neurology	Zoloft Neurontin Aricept Geodon Relpax Rebif	Mirapex (Parkinson's)	sumanirole (Parkinson's)
Respiratory/ Allergy/ Infect Disease	Zithromax Zyrtec Spiriva Diflucan/Vfend Viracept	Zyvox (Gram + Infections)	roflumilast (Asthma, COPD))
Genitourinary	Viagra Cardura BPH	Detrol/LA (Overactive Bladder)	
Arthritis/ Pain		Celebrex Bextra	Dynastat (parecoxib) CDP-870 (Rheumatoid Arthritis)

PLUS

Category	Pharmacia Products	Pharmacia New Products
Oncology	Camptosar Ellence Aromasin	
Ophthalmology	Xalatan HealOn CeeOn	Xalcom (Glaucoma)
Endocrine Disorders	Genotropin Dostinex	Somavert (Acromegaly)

18

Celebrex Experience 1999 2000 2001 2002LE 0 1.5 2.6 3 3.2 Celebrex: Most Successful Launch in the Industry ($ Billions) $3.5 $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $0.0 1999 2000 2001 2002LE

Bextra: Expanding the COX-2 Franchise Most Potent Inhibitor of COX-2 Complementary Positioning With Celebrex Positive Performance and Patient Experience Strong Physician Receptivity Expanded Window of Opportunity With Arcoxia Delay US COX-2 Monthly NRx Market Share Celebrex Vioxx end january 18.7 18.6 end may 23.6 16 January 2002 May 2002 +26% -14% Celebrex Bextra Vioxx 18.7% 18.6% 23.6% 16.0% Source: IMS

Pfizer COX-2 Opportunity Complete Alignment to, and Execution of Winning Strategy for Celebrex, Bextra, and Dynastat Streamlined Management of Opportunities and Challenges Effective Investment in Clinical and Development Priorities to Support Renewed Growth of Celebrex, Continued Penetration of Bextra, and Registration of Dynastat Advantage in Terms of Speed and Focus of Single Management Team Pfizer-managed COX-2 Franchise

#1 CV Agent Worldwide Industry-Leading CV Expertise and Relationships eplerenone Leveraging Pfizer's Leading Cardiovascular Position US 2003 Norvasc Italy 2002 Germany 2004 UK 2004 Estimated Launch Dates Patent Expiry Important Addition to Antihypertensive Armamentarium Combination Opportunities Europe 2004 Japan 2004

Leveraging Pharmacia's Oncology Platform Oncology Market Fragmented Market Targeted Physician Base Chemotherapeutic Ticket to Entry Relationship-Based Immediate Oncology Presence Pfizer Oncology Development Portfolio Camptosar Ellence Aromasin Pfizer Oncology Development Portfolio

61 Million Patients Worldwide Schizophrenia 300+ Million Arthritis Sufferers Worldwide Osteoarthritis Rheumatoid Arthritis Primary Dysmenorrhea Life-saving Product Serious Fungal Infections 48% of Patients Untreated Migraine Sixth Leading Cause of Death With Few Effective Treatments Available COPD Multiple Sclerosis Pfizer Near-Term Opportunities Most Common Neurologic Disease in Young Adults

75% of US Patients Not at Target BP Levels Hypertension Heart Failure 50,000 New Cases Diagnosed per Year Parkinson's Disease 50,000 Hospitalizations and 5,000 Deaths per Year in US Due to Asthma Asthma COPD 300+ Million Arthritis Sufferers Worldwide Rheumatoid Arthritis Affects 50 Million People Worldwide and Leads to Blindness in 15% of Patients Glaucoma Acromegaly Somavert Pharmacia Near-Term Opportunities Life-threatening Disorder Caused by Overproduction of Growth Hormone eplerenone sumanirole roflumilast Dynastat CDP-870 Xalcom

New Standards Significant Scale Financial Strength & Flexibility Ability to React Rapidly Leadership Experience and Expertise Strategies for Growth Dynamic Operating Environment Keys to Success

14 #1 Products Breadth and Depth of Portfolio Field Force Effectiveness Medical-Marketing Expertise Scale Rankings Globally Regionally Global Market Strength Leveraging Scale and Expertise Leadership and Expertise

Leveraging Resources Pfizer Launch and Growth Products Pharmacia Launch and Growth Products Synergies Reinvest Reinvest

1995 121 -6.7 1996 117 -6.4 1997 106 -4.8 1998 106 -1 1999 106 1.3 1H2000 2.1 ($6.7) 1995 1996 1997 1998 ($6.4) ($4.8) ($1.0) $1.3 Incremental Sales Gap, $ Billions #1 vs. Pfizer Pfizer vs. #2 1999 2001 $2.1 $2.9 2000 $2.8 MAT 1Q 2002 $13.5 2002 Worldwide Sales Lead Rx-Only Sales Plus Co-Promote Share Source: IMS International, Pro Forma Includes Alliance Sales Proportionate to Promotional Effort Excludes OTCs (When Possible) and Nutritionals

Significant Scale Financial Strength Ability to React Rapidly Leadership Experience and Expertise The New Pfizer

[Slide 1 – Dr. Peter B. Corr]

Good morning.

Today I will update you on Pfizer’s late stage development pipeline. I’ll review Pfizer’s major new products nearing launch; selected late stage development candidates and the significant complimentary opportunities in R & D created by the acquisition of Pharmacia.

Most importantly, I will discuss R&D productivity. We all know what the input is, 5.2 plus 2.3 billion dollars, the combined spend for both Pfizer and Pharmacia. The output is that we will file 20 significant new molecular entities over the next 5 years, as well as a vast array of supplemental applications for new indications and formulations for in-line products.

[Slide 2 – Global Research & Development]

Pfizer Global Research and Development or PGRD has set the standard for integrated large-scale pharmaceutical research and development, with industry-leading capabilities, and output.

In a year when FDA approvals have been scarce, PGRD has secured several very important ones: Vfend and Geodon for intramusclar injection. Neurontin was also approved in the US last month for post herpetic neurolgia. Vfend a new chemical entity for the treatment of acute invasive aspergillosis and other serious fungal infections was approved in the US and Europe. Vfend is available in both oral and intravenous forms and is an important complement to Pfizer’s current industry-leading antifungal drug, Diflucan.

In June, the FDA approved the intramuscular dosage form of Pfizer’s anti-psychotic medication Geodon. With this approval, Geodon IM became the first atypical antipsychotic medicine approved in the United States for intramuscular use. Physicians can now begin patient treatment with intramuscular Geodon then continue their therapy with the oral formulation.

Following these two recent approvals, Pfizer has several important products in registration awaiting approval. Spiriva, the first once-a-day inhaled bronchodilator treatment for chronic obstructive pulmonary disease is a product we are co-promoting with Boehringer Ingelheim. Spiriva has been launched in several countries in Europe. The NDA was filed in December of 2001 and review is in progress.

Relpax our new migraine drug, was approved in Europe last year, Japan this year, and achieved approvable status in the U.S. Data from an additional coronary safety study requested by the FDA have now been filed in late June 2002, allowing final U.S. review of Relpax to proceed with an action date this year.

Fosfluconazole, the Diflucan prodrug specifically developed for the Japanese market, also was filed earlier this year in Japan.

[Slide 3 – Pipeline with Breadth and Depth]

As you know, drug innovation is a business in which many promising development candidates never become products. Successful approvals represent only the tip of the iceberg so we require many follow-up candidates if new product flow is to be sustained. Pfizer’s development pipeline is extensive, with 94 new molecular entities in development. In addition, we have 68 product enhancement projects ongoing, designed to add to value to our marketed drugs. With 162 total projects, the PGRD pipeline is one of the largest and most diverse in the industry.

[Slide 4 – Global Research & Development – 15 Major Filings]

From this pipeline we expect to file 15 major NDAs during the period 2002 through 2006. These 15 major product candidates, when approved will add very significantly to Pfizer’s sustained growth.

[Slide 5 – Advanced Development]

Shown on this slide are 5 of our advanced development candidates now in Phase 3 development: Capravirine a novel, non-nucleoside reverse transcriptase inhibitor, with potent activity against both wild-type and many drug-resistant strains of HIV; lasofoxifene, a selective estrogen receptor modulator, or SERM, for the prevention and treatment of osteoporosis; darifenacin a selective M3 muscarinic antagonist for incontinence, Exubera, or inhaled insulin for diabetes, and pregabalin, a selective neuromodulator for epilepsy, anxiety, and pain. Development of all of these candidates is continuing. In the interest of time I will only update you on two compounds.

[Slide 6 – Exubera]

There are 175 million diabetic patients worldwide, a number that is growing rapidly. In the U.S., an estimated 30 to 40% of Type 2 diabetic patients are not adequately controlled on oral agents. Tight control of glucose in the blood is critical to prevent the devastating long-term consequences of diabetes, including cardiovascular events, blindness, renal failure, and limb amputations.

The greater convenience of a well tolerated, non-invasive product like Exubera, will substantially enhance compliance, patients will proceed to the insulin therapy they need much earlier and this will lead to better outcomes as demonstrated in several studies in the US and UK.

[Slide 7 – Exubera – Type 2 Patients Achieving HbA1C < 7%]

The summary of Phase 2 and 3 clinical results indicates that Exubera achieves glycemic control that is comparable to subcutaneous injection regimens.

Shown on this slide, 50% more patients achieved the ADA treatment goal of less than 7% hemoglobin A1C with Exubera compared with traditional insulin injections. Exubera works and patient satisfaction is very high, leading to markedly enhanced compliance.

[Slide 8 – Exubera – Inhaled Diabetes Therapy]

While insulin therapy is not new, delivery via inhalation is.

In our phase 2 and 3 studies, pulmonary function tests were performed at baseline, and during and after treatment. Our primary test for pulmonary function is forced expiratory volume or FEV. In 14 human trials completed to date, there is no statistically significant effect. Importantly, combining all studies there is a modest change of about 30 ml or 1% in FEV in patients treated with Exubera. Importantly, the percent of patients exhibiting a 15% or greater fall in FEV was the same in patients treated with Exubera compared to subcutaneous insulin.

Although this change in FEV is small and does not appear to be progressive, we want to be certain that there are no long-term safety issues. Interim data which we have now reviewed from ongoing controlled trials at one year are very encouraging and consistent with the pulmonary function tests results from our previous Phase 2 and 3 studies and support the fact that the small changes in PFTs are not progressive. Based on these encouraging data, a new set of studies to confirm the small and non-progressive nature of the PFT changes have been initiated and are already underway. Accordingly, we have decided to include in our NDA filing an increased level of controlled long-term pulmonary safety data in diabetic patients. We had planned a meeting on Monday of this week with Aventis to determine our joint filing strategy, which obviously had to be cancelled due to the acquisition.

[Slide 9 – Pregabalin – Strong Efficacy in a Broad Range of Uses]

Pregabalin represents a major new advance in the treatment of epilepsy, multiple anxiety disorders and neuropathic pain. Pregabalin modulates nerve transmission patterns in the brain and spinal cord and is highly efficacious in treating both neuropathic pain associated with diabetic neuropathy as well as post-herpetic neuralgia.

[Slide 10 – Pregabalin – Trials in Neuropathic Pain]

We have completed six pivotal trials in neuropathic pain, 3 in patients with post-herpetic neuralgia and 3 in patients with in diabetic neuropathy. The results from these large pivotal trials in over 1,400 patients were highly significant. Pain relief was achieved across the dose range using either twice a day or three times a day dosing. Pregabalin also exhibits a significant effect on the quality of sleep in these patients.

[Slide 11 – Pregabalin – Robust Efficacy in Add-on Epilepsy]

Pregabalin is an effective adjunctive treatment for epilepsy. It is highly efficacious even in medically intractable patients. Pregabalin is well tolerated with side effects of mild to moderate severity. There are no drug - drug interactions and the pharmacokinetic profile is linear.

This slide shows the significant results from one of three pivotal trials in which pregabalin was dosed as an add-on to standard anti-epileptic treatment. Pregabalin exhibits a dose-dependent increase in responder rates with efficacy seen in some patients at doses as low as 150 mg per day BID.

[Slide 12 – Pregabalin — Current Status]

As previously announced, pregabalin did increase the incidence of hemanigiosarcomas in B6 mice which were treated for 2 years. Importantly, however, no increase in tumors was seen in rats treated for 2 years at up to 30-fold human exposure.

We have a new, two-year carcinogenicity study in a different strain of mice, the CD-1 strain. Mortality levels seen in this new mouse assay are normal. The final report will be submitted to Regulatory agencies in mid-August. We also have additional mechanistic studies that demonstrate why the hemangiosarcomas are unique to the B6 mouse. In B6 mice, but not in rats, there are increased platelet counts, altered platelet function and morphology and increased endothelial cell proliferation. We are confident that our new mouse study, our rat and monkey data, our new human data, as well as our mechanistic studies will fully resolve any questions of safety and we remain on target to submit the pregabalin NDA this year.

[Slide 13 – Mid-Stage Development]

Following the five late stage development candidates that I just reviewed is an impressive stable of mid-stage development candidates. These compounds address 15 indications all in areas of major medical need. While attrition is higher at this earlier stage of development, the breadth and depth of this list will provide plentiful substrate for Pfizer’s next wave of advanced development candidates.

In AIDS a CCR-5 antagonist, in Cancer 4 exciting mid-stage compounds and in depression 4 new candidates.

Reviewing all the compounds on this list would take hours so let me just highlight two of them.

[Slide 14 – CP-526,555]

CP-526,555, an exciting new type of orally-active drug, is a nicotinic receptor partial agonist. It is the first non-nicotine therapy in development specifically designed for smoking cessation. As a partial agonist it reduces the severity of nicotine withdrawal symptoms and nicotine craving experienced upon cessation of smoking. In addition, by binding to the nicotine receptors, this compound reduces the satisfaction associated with smoking thereby decreasing the likelihood of relapse.

[Slide 15 – CP-526,555 – Continuous Quit Rate]

Excellent efficacy for CP-526,555 for smoking cessation has been demonstrated in a Phase II double-blind parallel study which compared three different doses of this compound with an active control, Zyban®, and placebo. The primary endpoint was a 4-week continuous quit rate observed during treatment. As can be seen, a dose dependent increase in continuous quit rate was seen as one goes from 0.3 mg once-a-day, to 1 mg once-a-day to 1 mg given twice daily with almost half of the smokers quitting at the high dose. In contrast, Zyban® at 150 mg given BID, afforded a continuous 4-week quit rate of 33%. Even at one year with short term dosing the CP-526,555 quit rate is 17%. CP-526,555 has proven to be well tolerated. Furthermore, we are also seeing a significant reduction in nicotine craving. These exciting results have propelled this agent into a full development program. This includes longer dosing intervals as well as PRN dosing after the treatment interval to prevent relapse. We are also performing clinical studies using dose titration.

[Slide 16 – CP-529,414 – Atherosclerosis]

CP-529,414 is mechanistically novel treatment for atherosclerosis. It works by inhibiting the action of cholesteryl ester transfer protein or CETP. A CETP inhibitor that raises HDL levels should reduce LDL oxidation, which is a critical step in the development of atheroscleriotic plaque.

[Slide 17 – CP-529,414 – Also Lowers LDL-C]

In an 8 week placebo controlled Phase 2 study, single daily doses of CP-529,414 significantly raise HDL in both men and women. Furthermore, significant lowering of LDL is also seen at high doses in this study. At a daily dose of 120 mg, CP-529,414 elevates HDL on the order of 55% and reduces LDL by 20%. To our knowledge, no other single agent has such profound lipid remodeling effects.

[Slide 18 – CP-529,414 + Lipitor®]

Our approach is to develop this compound as a combination with Lipitor. As you can see, the Lipitor® run-in resulted in a decrease in LDL on average of about 35%. Please remember that about half of these patients had already been on some statin therapy. Against this baseline, patients were then given 90 mg of CP-529,414 along with 20 mg of Lipitor®. In this paradigm, 90 mg of CP-529,414 is lowering LDL an additional 15% over that seen with Lipitor® alone. Importantly, Lipitor does not alter the marked increase in HDL induced by 529,414. If one takes into account the LDL lowering effects of Lipitor® across its entire dose range, the combination of Lipitor® with CP-529,414 offers the potential of raising HDL by 50% and lowering LDL on the order of 70-80%. No other combination of drugs can come close to doing this.

[Slide 19 – Pharmacia Pipeline]

Now let me focus my comments on Pharmacia’s late stage pipeline of new chemical entities and selected product enhancements. I will not be discussing these products in detail, as Pfizer and Pharmacia remain two separate companies till closing, but, as we review the late-stage pipeline in the following slides, I think you will understand why we are impressed with its potential and why we believe it offers considerable opportunity for us. Listed here are the therapeutic areas for Arthritis/Inflammation and Ophthalmology. Bextra, the second generation COX-2 inhibitor is approved for OA, RA, and dysmenorrhea in the US and is in the final stages of regulatory review in EU. Dynastat is the first injectable COX-2 inhibitor now approved in EU. Both Bextra and Dynastat will be submitted for acute pain in the US in 2003. CDP-870 for rheumatoid arthritis will be entering phase 3 this year. Roflumilast for asthma and COPD is in late stage phase 3 trials and there will be a further update at Altana’s meeting later this year. The significant ophthalmology products building on Xalatan are also shown.

[Slide 20 – Expanding the COX-2 Platform]

Clearly the most important component of the Pharmacia portfolio is centered on the COX-2 inhibitors. Moving forward in the new Pfizer will allow us to fully develop the multiple therapeutic opportunities with these agents as shown here including oncology, retinopathy, potential cardiovascular indications and CNS injury.

[Slide 21 – Pfizer and Pharmacia Enhanced R&D Platform]

The acquisition of Pharmacia provides us access to a late-stage pipeline that complements all of our key categories, including:
–Eplerenone for hypertension and heart failure;
–Sumanirole, a dopamine agonist for the treatment of Parkinson’s disease;
–Roflumilast, a PDE-4 inhibitor for asthma and COPD;
–Dynastat, or parecoxib, the injectable COX-2; which broadens the franchise of Celebrex and Bextra;
–CDP-870, a monoclonal antibody for rheumatoid arthritis;

Plus we now have significant expertise in the areas of oncology, ophthalmology and Endocrine Disorders.
–Camptosar, a topoisomerase-1 inhibitor for major new indications – pancreatic cancer, small cell lung cancer and adjuvant therapy in colorectal cancer.
–Xalcom, the combination of Xalatan and the beta-blocker Timolol for glaucoma, and
–Somavert for acromegaly, an endocrine disorder.
I should also mention the refiling of Xalatan for first line therapy for glaucoma in the US.

[Slide 22 – 2002 Targeted Regulatory Filings for Pharmacia]

The targeted regulatory filings for Pharmacia in 2002 include:
Eplerenone for hypertension which has been filed in the US and Japan; dependent on the ongoing study in heart failure the results of which will be available this year, filings in US, EU and Japan would occur next year.
Celebrex for osteoarthritis and rheumatoid arthritis in Japan.
Somavert for acromegaly in the US and Europe. These filings further our goals of meeting unmet medical needs of patients worldwide.

[Slide 23 – Pfizer and Pharmacia Pipeline]

This expansion of our therapeutic areas is an important opportunity. We will expand our presence in major therapeutic categories, and include the addition of strong oncology and ophthalmology commercial and R & D programs.

[Slide 24: Power of Scale and Diversity]

While an expanded substrate of diverse compounds is essential, it still does not ensure we focus our efforts on a higher percentage of winners. Thus, we need to become smarter in our processes for selecting and developing the leads.

In the traditional process, the initial selection of a lead series determines the ultimate outcome. This happens because we and others typically start with a screen to pick the most potent leads and then develop these leads through a series of iterative tests as we refine bioavailability, genetic toxicity, pharmaceutical properties, drug metabolism, and so on
This process has failed to deliver. Pfizer has a better approach.

[Slide 25: Power of Scale and Diversity #2]

We are now focusing on solving the 4 or 5 key hurdles of successful early drug development in parallel. This creates a focus on obtaining the key data on multiple lead compounds aimed at a disease target to select the best one prior to moving the compound into development. But it requires new tools and new ways of working. These approaches to assess absorption, kinetics and safety in parallel are being implemented as well as new clinical technologies to permit earlier identification of the correct dose and the desired biologic response in man. There are over one million compounds in Pharmacia’s file with significant differentiation from our own vast compound file. Access to this compound file is a key for selecting the best leads.

[Slide 26 Why the merger is Great for R&D]

As the competitive landscape in global pharmaceuticals is changing rapidly, this extraordinary opportunity to combine two of the most innovative R&D engines, effectively positions Pfizer for sustained long-term leadership of the industry. In R&D this acquisition is all about value creation. With Pharmacia, Pfizer plans to file twenty new drug applications with global regulatory authorities over the next five years. Significant financial flexibility will permit us to focus on the best opportunities and develop each compound to its fullest potential essential to sustained growth. This is particularly critical given the fact that within Pfizer alone we will double the number of phase 3 programs over the next 15 months. We will have clear direction in the COX-2 franchise and we will maximize the full potential of these 3 compounds. Additionally, we will reduce our risk. The combined company will have less dependence on respective leading products, and can diversify into new therapeutic categories to reduce intermediate-term patent exposure.

[Slide 27 Closing]

We have a new full development pipeline with both breadth and depth with nearly 120 new chemical entities and over 80 additional projects for product enhancements which should contribute powerfully to Pfizer’s growth over the next decade. The remainder of 2002 will be exciting as we anticipate several launches and several major worldwide submissions in both the US and abroad.

Thank You. And now back to Hank.

Dr. Peter B. Corr Senior VP, Science and Technology, Pfizer Inc

Global Research & Development Industry-Leading Capabilities and Output New Products Nearing Approval or Launch Vfend Geodon IM Spiriva Relpax Fosfluconazole

94 New Molecular Entities 162 Ongoing Programs Mid -Stage Development Early Development Advanced Development In Registration 61 21 6 6 + 68 Additional Supplements for Product Enhancements Pipeline With Breadth and Depth

Global Research & Development 15 Major NDA Filings Anticipated thru 2006 Neuroscience Diabetes Women's Health Atherosclerosis AIDS Urogenital Pulmonary

Advanced Development 5 Near Term Compounds Capravirine Lasofoxifene Darifenacin Exubera Pregabalin

Exubera(r) Inhaled Diabetes Therapy 175 Million Diabetic Patients Worldwide An Estimated 30 - 40% of Patients Not Well Controlled Exubera(r) Demonstrates Efficacy Comparable to Injected Insulin Enhanced Compliance Tighter Control Better Outcomes

20 40 60 Percentage of Patients Inhaled Subcutaneous 0 HbA1c < 7% Type 2 Patients Achieving HbA1c<7% Exubera(r) Inhaled Diabetes Therapy

Exubera(r) Inhaled Diabetes Therapy No Previous Long-Term Clinical Data on Lung Function Available in Diabetics Longer Term Controlled Safety Studies - Very Encouraging Small Change in Lung Function is not Progressive Enhanced Potential for More Rapid Regulatory Review

Pregabalin Strong Efficacy in Broad Range of Uses Adjunctive Therapy for Epilepsy Neuropathic Pain Anxiety Disorders

Pregabalin Trials In Neuropathic Pain 150 300 600 19 40 40 22 42 49 27 46 55 Dose (mg/day) Proportion of Responders (%) Responder Rate (50% Pain Reduction) p = 0.006 p < 0.001 p < 0.001 Six Pivotal Trials

Pregabalin Robust Effects in Add-On Epilepsy Placebo 150 300 600 East 15 32 40 50 Dose (mg/day) Responder Rate (%) p = 0.006 p < 0.001 p < 0.001

Pregabalin Current Status Strong Efficacy in Broad Range of Uses Adjunctive Therapy for Epilepsy Neuropathic Pain Robust Efficacy Data in Generalized Anxiety Disorders (GAD) Results of the CD-1 Mouse Bioassay and B6 Mouse Mechanism Studies Regulatory Submission on target

AIDS UK-427,857 CCR5 Antagonist Alzheimer's Disease CP-457,920 GABAa Inverse Agonist Asthma/COPD CP-671,305 PDE-IVD Inhibitor Atherosclerosis CI-1027 Lipid Modulator CP-529,414 CETP Inhibitor CP-532,623 CETP Inhibitor BU BPH UK-338,003 Alpha 1a Antagonist Cancer CI-1033 pan-erbB Receptor TKI CI-1040 MEK Inhibitor AG-2037 GARFT Inhibitor CP-547,632 VEGFR Inhibitor Depression CJ-17,493 Neurokinin 1 Antagonist BU CP-122,721 Neurokinin 1 Antagonist CP-448,187 Serotonin1d Antagonist CP-607,366 Second Generation SRI Erectile Dysfunction UK-369,003 PDE-V Inhibitor Heart Disease CP-597,396 Na+/H+ Exchange Inh. Rhinovirus AG-7088 3C Protease Inhibitor Sexual Health UK-390,957 Premature Ejaculation Sleep Disorders PD-200,390 Gabapentenoid Smoking Cessation CP-526,555 Nicotine Partial Agonist Mid-Stage Development 21 Compounds

CP-526,555 Smoking Cessation An Orally Effective Nicotinic Partial Agonist for Smoking Cessation

CP-526,555 Continuous Quit Rate 0.3 mg 1 mg 1 mg BID Zyban Placebo 27.78 37.3 48 33.33 16.26 35/126 (28%) 47/126 (37%) 60/125 (48%) 42/126 (33%) 20/123 (16%) (r)

CP-529,414 Atherosclerosis Cholesteryl Ester Transfer Protein (CETP) Inhibitor

CP-529,414 Also Lowers LDL-C PBO 60 90 120 120 %HDL-C 0.01 0.416 0.491 0.55 0.429 %LDL 0.01 -0.01 -0.18 -0.2 -0.14 0 0 0 0 0 Placebo 60mg 90mg 120 mg HDL LDL +1% +55% +49% +42%

CP-529,414 Combination With 20 mg Lipitor(r) Additive Effect With Lipitor (r) - Lowers LDL-C -50% -40% -30% -20% -10% 0% 10% Baseline 2 4 6 8 LDL-C (% change) Lipitor Alone Lipitor & 90 mg Combination Treatment Week (r) (r)

Pfizer

Pharmacia
NCEs and Product Enhancements

Arthritis/Inflammation

• Bextra	COX-2	Acute Pain
• Dynastat	COX-2 i.v.	Acute Pain
• CDP-870	TNF Alpha Antagonist	Rheumatoid Arthritis
• Roflumilast	PDE-4 Inhibitor	Asthma/COPD

Ophthalmology

• Xalatan	PGF-2 Alpha	Glaucoma
• Xalcom	PGF-2 Alpha + timolol	Glaucoma
• Ceeon	Lens	Cataract
• Z-9000	Lens	Cataract

Expanding the COX-2 Platform COX-2 Inflammation/Pain Parenteral Pain Retinopathy Colon Cancer FAP SAP Other Cancers Lung, Bladder, Breast, Prostate, etc. Cardiovascular Atherosclerosis, Aneurysm CNS CNS Injury

Pfizer & Pharmacia
Enhanced R & D Portfolio

Cardiovascular	Relpax	***Eplerenone*** *(Hypertension, Heart failure)*
Metabolic Diseases	Lasofoxifene (SERM) Exubera (Inhaled Insulin)	
CNS/Neurology	Geodon Pregabalin (GABA Analogue)	***Sumanirole*** *(Parkinson's)*
Anti-Infectives	Vfend Fosfluconazole (Prodrug, i.v.) Capravirine (NNRTI Antiviral)	***Roflumilast*** *(Asthma, COPD)*
GI/GU/Urology	Darifenacin (Muscarinic M3 Antagonist)	
Arthritis/ Inflammation	***Celebrex*** ***Bextra***	***Dynastat*** ***CDP-870*** *(Rheumatoid arthritis)*

PLUS

Oncology	***Camptosar*** *(Pancreatic /small cell lung cancer)*
Ophthalmology	***Xalcom*** *(glaucoma)*
Endocrine Disorders	***Somavert*** *(acromegaly)*

Pharmacia Targeted Regulatory Filings 2002 Eplerenone - Selective Aldosterone Antagonist - HTN US and Japan Celebrex - COX-2 Inhibitor - OA and RA Japan Somavert - GH Antagonist - Acromegaly US and Europe

Pfizer & Pharmacia Pipeline Anti-Infectives Arthritis/Inflammation Cardiovascular Central Nervous System GI/GU/Urology Metabolic Diseases/Endocrinology Ophthalmology Oncology

Power of Scale and Diversity Industry Leading Capacity EXPANDED FILE x x Successful Drug x x x DRUG CHEMICAL SPACE P H A R M A C O L O G Y A B S O R P T I O N S A F E T Y D I F F E R E N T I A T I O N

ENHANCED LEAD IDENTIFICATION Successful Drug Power of Scale and Diversity Parallel Optimization Absorption Safety Differentiation Pharmacology EXPANDED FILE

Why the merger is Great for R & D Value Creation Growth Opportunity Risk Reduction

Let me remind you that our business is characterized — and always has been — by an ever-changing mix of challenges and opportunities ...

With rewards for sustained success ...

And penalties for failure to anticipate or manage risks.

With our acquisition of Pharmacia comes a wide array of strategic benefits ... as shown on this slide ... and as detailed by this morning’s speakers.

Those benefits make Pfizer stronger and even more able to reach for opportunities and sustain our success.

And ... far better positioned to anticipate and manage the risks inherent in our business.

We are confident in our ability to make this integration work.

The opportunities are clear and compelling ... and we have both the will and means to do what needs to be done.

Plus – our recent experience with the Warner-Lambert merger means that we have walked this road before ... and that we have experienced teams in place across all functional areas, in all parts of the world.

And now – we’d be happy to take your questions.

Nature of Our Business Ever-Changing Mix of Challenges and Opportunities Rewards - for Sustained Success Risks - and Penalties for Failure With

Strategic Benefits Unequalled Pharmaceutical Product Portfolio Stronger R&D Program and Pipeline Strengthened Animal Health/Consumer Businesses Greater, More Balanced Geographic Presence Enhanced Scale Significant Synergies P&L and Operating Flexibility ? ? ? ? ? ? ?

Confidence in Execution Warner-Lambert Merger Opportunities Are Clear and Compelling Possess Will and Means Plus: Know How to Proceed Have Experienced Teams in Place

Strategic, Transformational Acquisition "New Standard for a New Era"

Safe Harbor Statement

This release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial operating results and benefits of the pending merger between Pfizer Inc. and Pharmacia Corp. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain shareholder or regulatory approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of Pfizer Inc. and Pharmacia Corp.; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends: and the general economic environment. Neither Pfizer Inc. nor Pharmacia Corp. is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

We urge investors to read the Proxy Statement/Prospectus and any other relevant documents that Pfizer Inc. and Pharmacia Corp. have filed and will file with the Securities and Exchange Commission because they contain important information.

Pfizer and Pharmacia will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Pfizer free of charge by requesting them in writing from Pfizer Inc., 235 East 42nd Street, New York, New York 10017, Attention: Investor Relations, telephone: (212) 573-2668. You may obtain documents filed with the SEC by Pharmacia free of charge by requesting them in writing from Pharmacia Investor Relations, Route 206 North, Peapack, New Jersey 07977, or by telephone at (908) 901-8000.

Pfizer and Pharmacia, and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Pfizer and Pharmacia in connection with the merger. Information about the directors and executive officers of Pfizer and their ownership of Pfizer shares is set forth in the proxy statement for Pfizer’s 2002 annual meeting of shareholders. Information about the directors and executive officers of Pharmacia and their ownership of Pharmacia stock is set forth in the proxy statement for Pharmacia’s 2002 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when its becomes available.